UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CRYOCOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-0922667
(State of incorporation or organization)	(I.R.S. Employer Identification no.)

9717 Pacific Heights Blvd. San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which the form relates: 333-123841

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
n/a	n/a

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.001 per share (the “Common Stock”), of CryoCor, Inc., a Delaware corporation (the “Registrant”), to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the prospectus included in the Registrant’s Form S-1 Registration Statement (File No. 333-123841), initially filed with the Securities and Exchange Commission on April 5, 2005, as amended from time to time (the “Registration Statement”), and is incorporated herein by reference. In addition, a description of the Common Stock will be included in a prospectus subsequently filed by the Registrant pursuant to Rule 424(b) of the Securities Act of 1933, as amended, relating to the Registration Statement, and such prospectus is incorporated herein by reference.

The Registrant is applying to have the Common Stock to be registered hereunder approved for listing on the Nasdaq National Market under the symbol “CRYO.”

Item 2. Exhibits.

Exhibit Number	Description of Document
3.2*	Form of Registrant’s Amended and Restated Certificate of Incorporation to be effective upon completion of the Registrant’s initial public offering.

3.4*	Form of Registrant’s Amended and Restated Bylaws to be effective upon completion of the Registrant’s initial public offering.

4.1*	Form of Common Stock Certificate of Registrant.

4.2*	Amended and Restated Investor Rights Agreement dated June 4, 2003 between the Registrant and certain of its stockholders.

*	Filed as an exhibit of the same number to the Registration Statement and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CRYOCOR, INC.

Date: June 30, 2005	By:	/s/ Edward F. Brennan, Ph.D.
Edward F. Brennan, Ph.D. President